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                                                                   EXHIBIT 10.26

                           Photoelectron Corporation
                                 5 Forbes Road
                        Lexington, Massachusetts 02173

                                                               February 28, 1998



Peter M. Nomikos
c/o Aegeus Shipping Co., Ltd.
Tanpy Building
17-19 Akti Miaouli
Greece

Dear Mr. Nomikos:

     Reference is made to the Photoelectron Corporation Convertible Note and Warrant Purchase Agreement dated as of May 13, 1992 between Photoelectron Corporation (the "Company") and Peter M. Nomikos, as amended by that certain agreement dated as of August 1, 1996 between Photoelectron Corporation and Peter
M. Nomikos (the "Agreement") and the Photoelectron Corporation Amended and Restated 8% Subordinated Convertible Note Due on Demand dated as of August 1, 1996 (the "Note"). Capitalized terms used herein shall have the meanings set forth in the Agreement.

     The undersigned desire to set forth in writing their oral agreement as of March 29, 1998 with respect to an amendment to the terms of the Note and the Agreement and believe that such amendment is in the best interest of each of the undersigned.

     The undersigned acknowledge that (i) pursuant to Section 3.01 of the Agreement, at the option of the holder of the Note, all of the accrued and unpaid interest on any note issued pursuant to the Agreement may be converted in accordance with the terms of the Agreement at any time into fully paid and non-assessable shares of Common Stock and (ii) pursuant to the Note, the principal amount of the Note and accrued interest thereon is payable on demand and interest accrues on March 31, June 30, September 30 and December 31 of each year.

     Notwithstanding the foregoing, you hereby agree to forbear from exercising and enforcing your rights to the conversion of principal and accrued interest until May 13, 1999.

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     Except as clarified above, the Agreement and the Note are hereby confirmed in their entirety. This letter agreement which taken together shall constitute one and the same instrument, and any party hereto may execute this letter agreement by signing any such counterpart.


                                             Sincerely,

                                             Photoelectron Corporation

                                             /s/ Peter E. Oettinger
                                             ------------------------------
                                             By:   Peter E. Oettinger
                                             Its:  Vice President and
                                                   Chief Operating Officer

Acknowledged and Agreed:

/s/ Peter M. Nomikos
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Peter M. Nomikos

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